Exhibit 99.1

Annie’s Reports Second Quarter Fiscal 2013 Financial Results

Berkeley, California, October 30, 2012 – Annie’s, Inc. (NYSE: BNNY), a leading natural and organic food company, today announced financial results for its second quarter of fiscal 2013.

Second Quarter Highlights:

•	Achieves net sales increase of 20.1% to $46.7 million

•	Reports adjusted net income[1] of $4.2 million, or $0.24 per adjusted diluted share

•	Increases net sales growth outlook to a range of 19% to 21%; Expects adjusted net income per share in the range of $0.79 to $0.82

For the second quarter of fiscal 2013, Annie’s reported net sales of $46.7 million, an increase of 20.1% over the second quarter of fiscal 2012. Net income attributable to common stockholders in the second quarter of fiscal 2013 was $3.8 million as compared to $0.1 million in the second quarter of the prior year.

Adjusted net income for the second quarter of fiscal 2013 was $4.2 million, or $0.24 per adjusted diluted share, based on 17.7 million shares outstanding. This compares to adjusted net income of $3.6 million, or $0.22 per adjusted diluted share for the second quarter of fiscal 2012, based on 16.2 million shares outstanding. Adjusted net income for the second quarter of fiscal 2013 excludes the impact of $0.4 million, net of tax, in costs related to the secondary offering of shares completed in August 2012.

“We are pleased to report another quarter of strong revenue growth and solid financial performance” commented John Foraker, CEO of Annie’s. “We continue to see positive consumption trends, as more and more consumers seek natural and organic foods their families will love, and that moms feel better about feeding their families. We made solid progress during our second quarter against our four strategic growth drivers: expanding mainstream distribution, improving in-store placement, building Annie’s brand awareness and driving meaningful innovations our consumers love. Annie’s “back to school” programs achieved strong merchandising and retailer support, which translated into excellent consumption trends in the quarter. In addition, the roll-out of our frozen rising crust pizza products continues to gain momentum, and makes us optimistic about our ability to further extend the Annie’s brand into the frozen aisle in the future. As a result of these factors, we are raising our sales outlook for the current fiscal year.”

Fiscal 2013 Outlook

Annie’s is providing the following update to its expected fiscal year 2013 performance:

•	Net sales growth in the range of 19% to 21%

•	Adjusted net income in the range of $14.2 million to $14.5 million

•	Adjusted net income per share in the range of $0.79 to $0.82, based on an estimated effective tax rate of 40.7% and 17.9 million diluted shares outstanding.

[1]	Adjusted net income and adjusted diluted shares are non-GAAP financial measures in this press release and must be read in context with the disclosure and reconciling tables set forth below. See “Non-GAAP Financial Measures.”

Conference Call Information for Today, October 30, 2012

Annie’s will host a conference call and live webcast today, October 30, 2012 at 2:00 p.m. PT (5:00 p.m. ET). The conference call can be accessed by dialing 1-877-941-1428, or 1-480-629-9665 (outside the U.S. and Canada). A live webcast will be available on the Investor Relations page of Annie’s corporate website at www.annies.com and via replay beginning approximately two hours after the completion of the call for 90 days. An audio replay of the call will also be available to all interested parties beginning at approximately 5:00 p.m. PT today, October 30, 2012 until 11:59 p.m. PT on Tuesday, November 6, 2012, by dialing 1-800-406-7325, or 1-303-590-3030 (outside the U.S. and Canada) and entering pass code 4570831#.

About Annie’s

Annie’s (NYSE: BNNY) is a natural and organic food company that offers great-tasting products in large packaged food categories. Annie’s products are made without artificial flavors and synthetic colors and preservatives regularly used in many conventional packaged foods. Today, Annie’s offers over 125 products which are present in over 25,000 retail locations in the United States and Canada. Founded in 1989, Annie’s is committed to operating in a socially responsible and environmentally sustainable manner. For more information, visit www.annies.com.

Forward-looking Statements

Certain statements in this press release, including Annie’s statements regarding consumption trends, the continuing momentum of Annie’s frozen rising crust pizza products roll-out, Annie’s ability to further extend its brand into the frozen aisle in the future and Annie’s updated financial guidance for fiscal 2013 are “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may be identified by words like “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “future,” “will,” “seek” and similar terms or phrases. The forward-looking statements contained in this press release are based on management’s current expectations and are subject to uncertainty and changes in circumstances and are subject to significant risks. We cannot assure you that future developments affecting us will be those that we have anticipated. Actual results may differ materially from these expectations due to changes in global, national, regional or local economic, business, competitive, market, regulatory and other factors, many of which are beyond our control. We believe that these factors include those disclosed in “Risk Factors” in our Form 10-K for fiscal 2012 filed with the U.S. Securities and Exchange Commission on June 8, 2012. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, our actual results may vary in material respects from those projected in these forward-looking statements. Any forward-looking statement made by us in this press release speaks only as of the date hereof. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

Non-GAAP Financial Measures

Adjusted net income, EBITDA, adjusted EBITDA and adjusted diluted shares are not financial measures prepared in accordance with U.S. generally accepted accounting principles, or GAAP. As used in this press release: adjusted net income represents net income plus the change in fair value of convertible preferred stock warrant liability, secondary offering costs, net of taxes, and revaluation of deferred tax assets; EBITDA represents net income plus interest expense, provision for income taxes, and depreciation and amortization; adjusted EBITDA represents EBITDA plus management fees, stock-based compensation, secondary offering costs and change in fair value of convertible preferred stock warrant liability; and adjusted diluted shares represent weighted average shares of common stock outstanding used in computing diluted earnings per share plus conversion of weighted average convertible preferred stock on an “as-if” converted basis.

We present adjusted net income, EBITDA, adjusted EBITDA and adjusted diluted shares because we believe these measures provide additional metrics to evaluate our operations and, when considered with both our GAAP results and the reconciliation to net income, provide a more complete understanding of our business than could be obtained absent this disclosure. We use adjusted net income, EBITDA and adjusted EBITDA, together with financial measures prepared in accordance with GAAP to assess our operating performance, to provide meaningful comparisons of operating performance across periods, to enhance our understanding of our core operating performance and to compare our performance to that of our peers and competitors. We also believe that these non-GAAP financial measures are useful to investors in assessing the operating performance of our business without the effect of the items described above. In addition, we use adjusted diluted shares because immediately prior to the closing of the Company’s IPO, all of the shares of convertible preferred stock automatically converted into shares of common stock. Adjusted net income, EBITDA, adjusted EBITDA and adjusted diluted shares are subject to inherent limitation as they reflect the exercise of judgments by management in determining how they are formulated. Further, our computation of these non-GAAP measures is likely to differ from methods used by other companies in computing similarly titled or defined terms, limiting the usefulness of these measures. These non-GAAP measures should not be considered in isolation or as alternatives to GAAP measures and do not purport to be alternatives to either net income as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. We urge investors to review the reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures included in this press release, and not to rely on any single financial measure to evaluate our business.

The following tables provide a reconciliation of adjusted net income, EBITDA and adjusted EBITDA to net income, which is the most directly comparable GAAP financial measure.

Annie’s, Inc.

Reconciliation of Net Income to Adjusted Net Income

(unaudited)

(in thousands)

	Three Months Ended September 30,		Six Months Ended September 30,
	2012	2011	2012	2011
Net Income	$3,785	$3,616	$5,916	$5,428
Change in fair value of convertible preferred stock warrant liability	—	20	13	538
Secondary offering costs, net of taxes	419	—	418	—
Revaluation of deferred tax assets	—	—	—	332

Adjusted Net Income	$4,204	$3,636	$6,347	$6,298

Annie’s, Inc.

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

(unaudited)

(in thousands)

	Three Months Ended September 30,		Six Months Ended September 30,
	2012	2011	2012	2011
Net Income	$3,785	$3,616	$5,916	$5,428
Interest expense	40	23	80	41
Provision for income taxes	2,572	2,453	4,046	3,424
Depreciation and amortization	263	150	463	302

EBITDA	6,660	6,242	10,505	9,195
Management fees	—	150	—	300
Stock-based compensation	231	133	447	239
Secondary offering costs	704	—	704	0
Change in fair value of convertible preferred stock warrant liability	—	20	13	538

Adjusted EBITDA	$7,595	$6,545	$11,669	$10,272

The following table reconciles the number of adjusted diluted shares outstanding to diluted shares outstanding.

Annie’s, Inc.

Reconciliation of Weighted Average Shares of Common Stock Outstanding Used in Computing Diluted Net Income Per Share Attributable to Common

Stockholders to Weighted Average Shares of Common Stock Used in Computing Adjusted Diluted Net Income Per Share Attributable to Common

Stockholders

(unaudited)

	Three Months Ended September 30,		Six Months Ended September 30,
	2012	2011	2012	2011
Weighted average shares of common stock outstanding used in computing diluted net income per share attributable to common stockholders	17,702,516	1,018,359	17,656,356	986,680
Weighted average convertible preferred shares outstanding on an if converted basis	—	15,221,571	—	15,221,571

Weighted average shares of common stock outstanding used in computing adjusted diluted net income per share attributable to common stockholders	17,702,516	16,239,930	17,656,356	16,208,251

Annie's, Inc.

Consolidated Statements of Operations

(unaudited)

(in thousands, except share and per share amounts)

	Three Months Ended September 30,		Six Months Ended September 30,
	2012	2011	2012	2011
Net sales	$46,686	$38,872	$80,979	$67,482
Cost of sales	28,786	24,737	49,272	41,759

Gross profit	17,900	14,135	31,707	25,723
Operating expenses:
Selling, general and administrative	11,539	8,056	21,750	16,359

Income from operations	6,361	6,079	9,957	9,364
Interest expense	(40)	(23)	(80)	(41)
Other income (expense), net	36	13	85	(471)

Income before provision for income taxes	6,357	6,069	9,962	8,852
Provision for income taxes	2,572	2,453	4,046	3,424

Net income	$3,785	$3,616	$5,916	$5,428

Net income attributable to common stockholders	$3,785	$107	$5,916	$161

Net income per share attributable to common stockholders
—Basic	$0.22	$0.23	$0.35	$0.35

—Diluted	$0.21	$0.11	$0.34	$0.16

Weighted average shares of common stock outstanding used in computing net income per share attributable to common stockholders
—Basic	17,070,327	465,045	17,003,534	465,019

—Diluted	17,702,516	1,018,359	17,656,356	986,680

Adjusted Net Income
Net Income	$3,785	$3,616	$5,916	$5,428
Change in fair value of convertible preferred stock warrant liability	—	20	13	538
Secondary offering costs, net of tax	419	—	418	—
Revaluation of deferred tax assets	—	—	—	332

Adjusted Net Income	$4,204	$3,636	$6,347	$6,298

Adjusted diluted net income per share	$0.24	$0.22	$0.36	$0.39

Weighted average shares of common stock outstanding used in computing diluted net income per share attributable to common stockholders	17,702,516	1,018,359	17,656,356	986,680
Weighted average convertible preferred shares outstanding on an if converted basis	—	15,221,571	—	15,221,571

Weighted average used in computing adjusted diluted net income per share	17,702,516	16,239,930	17,656,356	16,208,251

Net income	$3,785	$3,616	$5,916	$5,428
Less:
Dividends paid to convertible preferred stockholders	—	1,474	—	1,474
Undistributed income attributable to convertible preferred stockholders	—	2,035	—	3,793

Net income attributable to common stockholders	$3,785	$107	$5,916	$161

Annie’s, Inc.

Condensed Consolidated Balance Sheets

(unaudited)

(in thousands)

	September 30, 2012	March 31, 2012
ASSETS
CURRENT ASSETS:
Cash	$14,629	$562
Accounts receivable, net	11,708	11,870
Inventory	12,401	10,202
Deferred tax assets	1,995	1,995
Income tax receivable	1,743	164
Prepaid expenses and other current assets	2,503	1,252

Total current assets	44,979	26,045
Property and equipment, net	4,887	4,298
Goodwill	30,809	30,809
Intangible assets, net	1,146	1,176
Deferred tax assets, long-term	4,433	4,650
Deferred initial public offering costs	—	5,343
Other non-current assets	99	108

Total assets	$86,353	$72,429

LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES:
Accounts payable	$2,233	$861
Related-party payable	—	1,305
Accrued liabilities	9,042	7,452

Total current liabilities	11,275	9,618
Credit facility	—	12,796
Convertible preferred stock warrant liability	—	2,157
Other non-current liabilities	992	921

Total liabilities	12,267	25,492

Convertible preferred stock	—	81,373

STOCKHOLDERS’ EQUITY (DEFICIT):
Preferred stock	—	—
Common stock	17	1
Additional paid-in capital	106,982	4,392
Accumulated deficit	(32,913)	(38,829)

Total stockholders’ equity (deficit)	74,086	(34,436)

Total liabilities, convertible preferred stock and stockholders’ equity (deficit)	$86,353	$72,429

Annie’s, Inc.

Consolidated Statements of Cash Flows

(unaudited)

(in thousands)

	Six Months Ended September 30,
	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$5,916	$5,428
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	463	302
Stock-based compensation	447	239
Allowances for trade discounts and other	(1,100)	556
Inventory reserves	(80)	—
Excess tax benefit from stock-based compensation	(5,266)	—
Accretion of imputed interest on purchase of intangible asset	71	—
Change in fair value of convertible preferred stock warrant liability	13	538
Amortization of deferred financing costs	9	17
Deferred taxes	217	(332)
Changes in operating assets and liabilities:
Accounts receivable, net	1,262	2,652
Inventory	(2,119)	(2,174)
Income tax receivable	(149)	—
Prepaid expenses, other current and non-current assets	4,092	(773)
Accounts payable	1,359	(7,887)
Related-party payable	(1,305)	(3)
Accrued expenses and other non-current liabilities	5,426	1,190

Net cash provided by (used in) operating activities	9,256	(247)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(1,009)	(860)

Net cash used in investing activities	(1,009)	(860)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from credit facility	2,663	33,206
Payments to credit facility	(15,459)	(33,206)
Proceeds from common shares issued in initial public offering, net of issuance costs	11,146	—
Dividends paid	—	(1,519)
Net repurchase of stock options	—	(602)
Excess tax benefit from stock-based compensation	5,266	—
Proceeds from exercises of stock options	2,204	10

Net cash provided by (used in) financing activities	5,820	(2,111)

NET INCREASE (DECREASE) IN CASH	14,067	(3,218)
CASH—Beginning of period	562	7,333

CASH—End of period	$14,629	$4,115

NONCASH INVESTING AND FINANCING ACTIVITIES:
Purchase of property and equipment funded through accounts payable	$13	$—
Conversion of convertible preferred stock into common stock	$81,373	$—

CONTACT:

Erica Abrams

510-558-7595

415-217-5864

ir@annies.com

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